As Filed with the Securities and Exchange Commission on July 26, 2001
                                                   Registration No.  333-______
===============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                               Under the
                        SECURITIES ACT OF 1933

                       BROWN SHOE COMPANY, INC.
        (Exact name of Registrant as specified in its charter)

          New York                                  43-0197190
(State or Other Jurisdiction of                  (I.R.S. Employer
Incorporation or Organization)                 Identification No.)

                         8300 Maryland Avenue
                      St. Louis, Missouri  63105
             (Address, including zip code, of Registrant's
                      principal executive offices)

             BROWN SHOE COMPANY, INC. 401(k) SAVINGS PLAN
                       (Full Title of the Plan)

                      Michael I. Oberlander, Esq.
                       Brown Shoe Company, Inc.
                         8300 Maryland Avenue
                      St. Louis, Missouri  63105
                            (314) 854-4000
                  (Name, address and telephone number,
              including area code, of agent for service)

                ________________________________

                CALCULATION OF REGISTRATION FEE
===============================================================================
                                     Proposed       Proposed
                                     Maximum        Maximum
                                     Offering       Aggregate    Amount of
                                     Price          Offering     Registration
to be Registered       Registered    Per Share(1)   Price(1)     Fee
===============================================================================
Common Stock, par       500,000        $15.50       $7,750,000     $1,938
value $3.75 per        shares(3)(4)
share, including
Common Stock
purchase rights(2)
===============================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 24, 2001 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
(2) Each share of Common Stock also represents one Common Stock Purchase Right. Value attributable to such Common Stock Purchase Right, if any, is reflected in the market price of the Common Stock. Prior to the occurrence of certain events as set forth in the Shareholder Rights Plan (See the Company's Current Report on Form 8-K dated March 8, 1996, as amended by the Company's Current Report on Form 8-K dated August 8, 1997), the Common Stock Purchase Rights will not be evidenced separately from the Common Stock.
(3) This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to anti-dilution provisions.
(4) Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

===============================================================================

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          Brown Shoe Company, Inc. (the "Company" or "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001;

          (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2001;

          (c) The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 10, as amended under cover of Form 8 filed on February 18, 1981; and

          (d) The description of the Common Stock Purchase Rights which is contained in the Company's Current Report on Form 8-K dated March 8, 1996, as amended by the Company's Current Report on Form 8-K dated August 8, 1997.

          All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering shall hereby be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein, in an amendment hereto, or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

          The legality of the Common Stock offered under the Plan has been passed upon for the Company by Michael I. Oberlander, Esq., 8300 Maryland Avenue, St. Louis, Missouri 63105, Vice President, General Counsel and Corporate Secretary of the Company. As of July 26, 2001, Mr. Oberlander was the beneficial owner of 7,500 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The bylaws of the Company provide that the Company shall indemnify any director and officer, and may indemnify any employee or agent, of the Company, or of any other entity if requested by the Company to serve as such, against any claim, liability or expense incurred as a result of such service, to the maximum extent permitted by law. To the extent that such employee or agent has been successful in the defense of a civil or criminal proceeding arising out of such service, such employee or agent shall be entitled to such indemnification. The bylaws also provide that such indemnification is not exclusive of any other indemnification to which such director, officer, employee or agent might be entitled, and authorize the Company to enter into agreements with any such director, officer, employee or agent, providing such rights of indemnification as the Board of Directors deems appropriate, provided that any such agreement shall not provide for indemnification of such a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action adjudicated, or that he or she personally gained a financial profit or other advantage to which such director or officer was not legally entitled. Finally, the Company may purchase and maintain insurance to indemnify any such director, officer, employee or agent, to the maximum extent allowed by law, whether or not the Company would otherwise have the power to indemnify such person.

         The foregoing statement is qualified in its entirety by reference to the Company's bylaws, as amended.

         New York law authorizes a corporation to indemnify any person made, or threatened to be made, a party to any action or proceeding, civil or criminal, other than a shareholders' derivative action, by reason of being a director or officer of the corporation or serving any other entity in any capacity (at the request of the corporation), against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection therewith, if such director or officer acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify any person made, or threatened to be made, a party to a shareholders' derivative action, in the circumstances and to the extent described in the preceding sentence, except that in such case no indemnification shall be made for a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent the court finds that such person is fairly and reasonably entitled to such indemnification. Any person who has been successful, on the merits or otherwise, in the defense of a civil or criminal proceeding as described above in this paragraph, shall be entitled to indemnification under New York law.

         New York law provides that its statutory provisions relating to indemnification shall not be exclusive of any other indemnification to which a director or officer may be entitled by reason of the certificate of incorporation, bylaws, or, if authorized by the certificate or bylaws, by


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reason of a resolution of the stockholders or the directors as of an agreement with the corporation, provided that no indemnification may be made to or on behalf of an officer or director if a final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action adjudicated, or that such officer or director personally gained a financial profit or other advantage to which he or she was not legally entitled.

          The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the New York Business Corporation Law.

          The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         (a)  Reference is made to the Exhibit Index filed herewith.

         (b) The Company hereby undertakes that it will submit, or has submitted, in a timely manner the Plan and any amendment thereto to the Internal Revenue Service for purposes of obtaining a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
              and

                   (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to
              Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


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              (2)  That, for the purpose of determining  any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                           SIGNATURES

     The Registrant
     ---------------

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri on July 25, 2001.

                                       BROWN SHOE COMPANY, INC.


                                       By: /s/ Michael I. Oberlander
                                           -----------------------------------
                                           Michael I. Oberlander
                                           Vice President, General Counsel
                                           and Corporate Secretary

         Each person whose signature appears below hereby constitutes and appoints Ronald A. Fromm, Andrew M. Rosen and Michael I. Oberlander and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 25, 2001.

        Signature                                   Title
        ---------                                   -----


/s/ Ronald A. Fromm                 Chairman of the Board, President and
------------------------------      Chief Executive Officer and Director
Ronald A. Fromm                     (Principal Executive Officer)


/s/ Andrew M. Rosen                 Senior Vice President, Chief Financial
------------------------------      Officer and Treasurer
Andrew M. Rosen                     (Principal Financial Officer)


/s/ Richard C. Schumacher           Vice President and Controller
------------------------------      (Principal Accounting Officer)
Richard C. Schumacher



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                                    Director
------------------------------
Joseph L. Bower


/s/ Julie C. Esrey                  Director
------------------------------
Julie C. Esrey


/s/ Richard A. Liddy                Director
------------------------------
Richard A. Liddy


/s/ John Peters MacCarthy           Director
------------------------------
John Peters MacCarthy


/s/ Patricia G. McGinnis            Director
------------------------------
Patricia G. McGinnis


/s/ W. Patrick McGinnis             Director
------------------------------
W. Patrick McGinnis


/s/ Jerry E. Ritter                 Director
------------------------------
Jerry E. Ritter


      The Plan
      --------

         Pursuant to the requirements of the Securities Act of 1933, the Brown Shoe Company, Inc. 401(k) Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on July 25, 2001.

                                    Brown Shoe Company, Inc. 401(k) Savings Plan


                                    By: /s/ Andrew M. Rosen
                                        ----------------------------------------
                                        Andrew M. Rosen
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer of Brown Shoe
                                        Company, Inc., Administrator of the Plan


                                     II-7
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                          EXHIBIT INDEX

Exhibit
Number     Description of Exhibits
-------    -----------------------

4.1 Certificate of Incorporation of the Company as amended through February 16, 1984, incorporated herein by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended November 1, 1986.

4.2 Amendment of Certificate of Incorporation of the Company filed February 20, 1987, incorporated herein by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1988.

4.3        Amendment of Certificate of Incorporation of the Company filed
           May 27, 1999, incorporated herein by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 1, 1999.

4.4 Bylaws of the Company as amended through March 2, 2000, incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2000.

4.5 Rights Agreement, dated as of March 7, 1996, between the Company and First Chicago Trust Company of New York, which includes as Exhibit A the form of Rights Certificate evidencing the Company's Common Stock Purchase Rights, incorporated herein by reference to the Company's Current Report on Form 8-K dated March 8, 1996.

4.6 Amendment to Rights Agreement between the Company and First Chicago Trust Company of New York, dated as of July 8, 1997, effective August 11, 1997, incorporated herein by reference to the Company's Current Report on Form 8-K dated August 8, 1997.

5.1        Legal Opinion of Counsel

23.1       Consent of Independent Auditors.

23.2       Consent of Michael I. Oberlander, Esq. (Included in Exhibit 5.1).

24.1       Power of Attorney (Included on Signature Page).


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